Exhibit 99.1

PRESS RELEASE WILLIAMS-SONOMA, INC. 3250 Van Ness Avenue San Francisco, CA 94109	CONTACT: Patricia Sellman Vice President, Public Relations (415) 733-3168 Stephen C. Nelson Director, Investor Relations (415) 616-8754

FOR IMMEDIATE RELEASE

Williams-Sonoma, Inc. Announces the Retirement of CEO Ed Mueller and Executive Promotions

San Francisco, CA, July 11, 2006 – Williams-Sonoma, Inc. (NYSE: WSM) today announced that Ed Mueller, Chief Executive Officer and Director, will be retiring from his position as Chief Executive Officer effective July 14, 2006, but will be continuing in his role as a Director through the expiration of his term in May 2007. Effective upon Mr. Mueller’s retirement, the Board of Directors has reappointed Howard Lester, Chairman, to the position of Chief Executive Officer. Mr. Lester will continue to serve as Chairman of the Board of Directors. Mr. Lester has served as Chairman since 1986 and previously served as Chief Executive Officer from 1979 to 2001.

Mr. Lester commented, “We would like to thank Ed for his many contributions during his tenure as Chief Executive Officer, and look forward to his ongoing participation as a non-executive Director.”

Mr. Mueller stated, “We have made great progress on our strategic initiatives over the past three and a half years, including the launch of two new concepts and significant advancements in our supply chain operations. I see a great opportunity to leverage the insights I have gained as the CEO in my continuing role as a Director.”

The company also announced the promotions of Laura Alber, President, Pottery Barn Brands, to the position of President, Williams-Sonoma, Inc., Sharon McCollam, Executive Vice President and Chief Financial Officer, to the position of Executive Vice President, Chief Operating and Chief Financial Officer, and Dean Miller, Senior Vice President, Global Logistics and Sourcing, to the position of Executive Vice President and Chief Supply Chain Officer.

Mr. Lester continued, “We are at a time in our company’s history when our management team has never been stronger. In the aggregate, they represent an outstanding group of retail executives and their performance individually and as a group is outstanding. For this reason, I consider my reappointment to the Chief Executive Officer position as a transitional step in a longer-term succession plan that we expect will take us a couple of years to fully implement.

“The first phase of this plan, as we announced this morning, is the promotion of Ms. Alber to the role of President, Williams-Sonoma, Inc. and Ms. McCollam to the role of Executive Vice President, Chief Operating and Chief Financial Officer. Both of these executives have been key contributors to the strategic success of the company for years and we believe that they are both ready to assume substantially increased responsibility, as are other members of our senior management team. The combined strengths of all the members of this team are extraordinarily complementary, and they share an unparalleled respect for each other’s contributions to the business.”

Mr. Lester further stated, “Over the next several months, I will be working closely with Dave DeMattei, President, Emerging Brands, on the continued rollout of the West Elm and the Williams-Sonoma Home brands and Pat Connolly, Executive Vice President and Chief Marketing Officer on the company’s e-commerce strategy. I will also be working closely with the entire management team to intensify our focus on our other strategic growth initiatives and to accelerate the implementation of our global sourcing and supply chain initiatives. The successful execution of all of these initiatives presents a significant opportunity for long-term revenue and earnings growth, and we remain confident in our ability to deliver against them.”

Executive Promotion Details and Biographical Information

Laura Alber – President, Williams-Sonoma, Inc.

Laura Alber, President, Pottery Barn Brands, will be assuming the newly created position of President, Williams-Sonoma, Inc. Ms. Alber will retain her current responsibilities leading the Pottery Barn brands, in addition to partnering with Dean Miller, Executive Vice President and Chief Supply Chain Officer, on the company’s global supply chain, distribution, and worldwide logistics strategies. Ms. Alber will also assume responsibility for the Pottery Barn and Pottery Barn Kids stores.

Ms. Alber joined the company in 1994 and has served in the role of President, Pottery Barn Brands since 2002. Prior to 2002, Ms. Alber served in various brand management roles, including Executive Vice President, Pottery Barn and Senior Vice President, Pottery Barn Catalogs and Pottery Barn Kids Retail.

Throughout her career at Williams-Sonoma, Ms. Alber has been the visionary leader behind several of the company’s most impressive growth strategies, including the multi-channel expansion of the Pottery Barn brand and the creation of the Pottery Barn Kids, Pottery Barn Bed+Bath, and PBteen brands.

Sharon McCollam – Executive Vice President, Chief Operating and Chief Financial Officer

Sharon McCollam, Executive Vice President and Chief Financial Officer, will be assuming the newly created position of Executive Vice President, Chief Operating and Chief Financial Officer. Ms. McCollam will retain her current responsibilities in accounting, finance, treasury, investor relations, information technology, and corporate procurement, in addition to assuming responsibility for human resources, corporate facilities and business process integration.

Ms. McCollam joined the company in 2000 and has served in the role of Executive Vice President and Chief Financial Officer since 2003. Prior to 2003, Ms. McCollam served in the roles of Senior Vice President, Chief Financial Officer and Vice President, Finance.

Throughout her career at Williams-Sonoma, Ms. McCollam has been a highly influential cross-functional leader, with a key focus on company-wide financial and operational disciplines. Ms. McCollam’s leadership and business acumen have allowed the company to reach an unprecedented level of financial and operational performance, which has greatly contributed to the company’s record financial results over the past several years.

Dean Miller – Executive Vice President, Chief Supply Chain Officer

Dean Miller, Senior Vice President, Global Logistics and Sourcing, will be assuming the newly created position of Executive Vice President, Chief Supply Chain Officer, reporting to Ms. Alber. Mr. Miller will retain his current responsibilities in distribution, logistics, and global sourcing, in addition to assuming responsibility for the company’s customer care centers and outlet stores, which play a strategic role in the betterment of the company’s supply chain operations. Also in this role, Mr. Miller will be leading a new “gold-standard” quality initiative in the furniture supply chain, which is intended to substantially improve product quality, while reducing customer returns, replacements, and damages.

Mr. Miller joined the company in 2000 and has served in the role of Senior Vice President, Global Logistics and Sourcing since 2005. Prior to 2005, Mr. Miller served in the roles of Senior Vice President, Global Logistics and Vice President, Retail Distribution.

Throughout his career at Williams-Sonoma, Mr. Miller has been the strategic architect behind the company’s distribution and transportation strategies. These strategies are the foundation of our supply chain network today and a fundamental competitive advantage.

❑	FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or they prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to our future leadership, company-wide focus on strategic growth initiatives and future opportunities for revenue and earnings growth.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include; the impact of organizational changes in connection with the departure of our CEO; new interpretations of current accounting rules; our ability to successfully transition the Hold Everything merchandise strategies; changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; construction and other delays in store openings; competition from companies with concepts or products similar to our concepts and products; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management commensurate with customer demand; our ability to anticipate and manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in Internet marketing, infrastructure and regulation; changes in consumer spending based on weather, economic, political, competitive and other conditions beyond our control; construction delays on infrastructure projects based on weather or other events; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; dependence on external funding sources for operating capital; our ability to control employment, occupancy and other operating costs; our ability to improve and control our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties described more fully in our public announcements, reports to shareholders and other documents filed with or furnished to the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended January 29, 2006 and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

❑	ABOUT WILLIAMS-SONOMA

Williams-Sonoma, Inc. is a nationwide specialty retailer of high quality products for the home. These products, representing six distinct merchandise strategies – Williams-Sonoma, Pottery Barn, Pottery Barn Kids, PBteen, West Elm, and Williams-Sonoma Home – are marketed through 569 stores, seven mail order catalogs and five e-commerce websites.